EXHIBIT 10.15

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SAID ACT, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SAID ACT.

DUSKA THERAPEUTICS, INC.

“A” WARRANT

FOR THE PURCHASE OF COMMON STOCK

1. Issuance. For value received, the receipt of which is hereby acknowledged by Duska Therapeutics, Inc., a Nevada corporation (the “Company”), John N. Kapoor Trust, an Illinois Trust, or its assignee pursuant to Section 13 (the “Holder”), is hereby granted the right to purchase, at any time until October 1, 2006 (the “Expiration Date”), One Million Seven Hundred Ten Thousand (1,710,000) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $.01 (the “Common Stock”), at the exercise price of $1.04 per share (the “Exercise Price”), subject in all cases to adjustment as provided in Section 6 hereof.

2. Procedure for Exercise.

2.1 Exercise of Warrant. The Holder of this Warrant may exercise this Warrant, in whole or in part, and, upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

2.2 Reissuance of Warrant. In case the Holder shall exercise the Warrant with respect to less than all the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Warrant Shares that may be purchased upon subsequent exercise of this Warrant and deliver such new Warrant to the Holder.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance of the Warrant Shares upon exercise of this Warrant and that all Warrant Shares when issued upon the exercise of this Warrant, and assuming full payment of the Exercise Price, will be validly issued, fully paid and non-assessable.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. No Rights as Shareholder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

(a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings (as indicated by the accounting treatment of such dividend or distribution on the books of the Company) or

(b) The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

(c) there shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

(d) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than ten (10) days before any record date or other date set for definitive action), written notice (“Notice”) of the date on which the books of the Company shall close or a record shall be taken to determine the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such Notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such Notice) on the Exercise Price and the kind and amount of the Warrant Shares and other securities and property, if any, deliverable upon exercise of this Warrant. Such Notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate).

6. Effect of Certain Transactions

6.1 Adjustments for Stock Splits, Stock Dividends Etc. If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, reclassification, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares of Common Stock purchasable by exercise of this Warrant to (ii) the total number of shares of Common Stock outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares of Common Stock issuable pursuant to this Warrant shall remain unchanged.

6.2 Expiration Upon Certain Transactions. If at any time the Company engages in a merger or consolidation of the Company in which the Company will not survive and in which holders of the Company’s Common Stock will receive consideration at or above the Exercise Price, as adjusted, then this Warrant will terminate not less than 10 days from the Holder’s receipt of Notice from the Company as provided for in Section 5. The Notice will inform the Holder of the date that the Warrant will terminate which date shall not be less than 10 days from the Holder’s receipt of the Notice. The Holder may exercise this Warrant within the period set forth in the Notice pursuant to Section 2.

6.3 Adjustments for Reorganization, Mergers, Consolidations or Sales of Assets. If at any time there is a capital reorganization of the Common Stock (other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with or into another corporation (other than one covered by Section 6.2), or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

6.4 Observance of Duties. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against dilution or other impairment.

7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except as permitted by Section 13, neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory in form and substance to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to Purchaser:	John N. Kapoor Trust 225 East Deerpath Road, Suite 250 Lake Forest, Illinois 60045 Attention: Dr. Bruce A. Hochstadt

With a required copy to:	Burke, Warren, MacKay & Serritella, P.C. 330 N. Wabash, Suite 2200 Chicago, Illinois 60611 Attention: Christopher R. Manning, Esq.

If to Company:	Duska Therapeutics, Inc. Two Bala Plaza Suite 300 Bala Cynwyd, PA 19004 Attention: Dr. Amir Pelleg

With a required copy to:	Dale E. Short, Esq. Troy & Gould Professional Corporation Suite 1600 1801 Century Park East Los Angeles, CA 90067

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

13. Permitted Assignment. Subject to applicable federal and state securities laws, this Warrant or any part thereof may hereafter be assigned by the Holder (i) by gift to one or more trusts, partnerships or limited liability companies of which such Holder or members of his or her family or the family of his or her spouse are the beneficiaries; (ii) to one or more family members of the Holder or his or her spouse; or (iii) to direct or indirect business entities that are affiliates of the Holder; provided, however, that any such assignees shall be subject to the restrictions on transfers imposed hereunder to the same extent as the Holder.

IN WITNESS WHEREOF, the Company has executed this Warrant as of November 30, 2001.

DUSKA THERAPEUTICS, INC.

By:	/s/ Dr. Amir Pelleg
Name:	Dr. Amir Pelleg
Title:	President

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of November 30, 2001 to purchase                      shares (the “Shares”) of the Common Stock of Duska Therapeutics, Inc., and tenders herewith payment in accordance with Section 2 of the Common Stock Purchase Warrant; provided, however, that if said number of Shares shall not be all of the Shares purchasable under the Warrant, a new Warrant of like tenor for the balance of the remaining Shares purchasable thereunder shall be delivered, along with the purchased Shares, to the undersigned at the address set forth below.

Please deliver the stock certificate to:

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______________________________________________

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Dated:

By: